Exhibit 10.13

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

ADITX THERAPEUTICS, INC.

PROMISSORY NOTE

Dated: October 28, 2019 (the “Issuance Date”)

Principal Amount $[_________]

THIS PROMISSORY NOTE is one of a duly authorized issue of a series of unsecured convertible promissory notes (each, a “Note” and collectively, the “Notes”) of ADITX THERAPEUTICS, INC., a Delaware corporation (the “Company”), and has been issued to the Holder (as defined below) in connection with the private placement of securities offered pursuant to the Transaction Documents (as defined in that certain Securities Purchase Agreement of the Company, dated as of October 28, 2019, (the “Securities Purchase Agreement”)).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of                                       (the “Holder”), on [_________], 2020 (the “Maturity Date”) the principal sum of $[_________] (the “Principal Amount”). This Note shall not bear any interest.

If, on or prior to the Maturity Date, the Company consummates a transaction in which it raises aggregate gross proceeds of at least $10,000,000 and which results in the Company’s common stock being listed on the Nasdaq Stock Market LLC or the New York Stock Exchange (NYSE) (a “Qualified Public Offering”), the Company will convert one hundred percent (100%) of the outstanding Principal Amount as of the consummation of such Qualified Public Offering (the “Conversion Debt”) into such number of the same class of securities (or units of securities if units are sold in such Qualified Public Offering) as is determined by dividing the Conversion Debt by $2.00 (the “Conversion Price”).

If the Company shall fail to make a payment of principal when due; or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed for a period of thirty (30) days or more; or if the Company, by any act or omission shall indicate consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of, a custodian, receiver or any trustee for all or any substantial part of its properties, or if the Company shall suffer such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more, or the Company violates any term or provision of this Note and same remains uncured for a period of 30 days after written notice thereof by any Holder of this Note, then and in any such event (each such event, an “Event of Default”), the outstanding Principal Amount of this Note shall be and become immediately due and payable.

1. Prepayment. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding Principal Amount due under this Note.

2. Restrictions on Transfer.

The Holder acknowledges that it has been advised by the Company that this Note has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), that the Note is being issued, on the basis of the statutory exemption provided by Section 4(a)(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company’s reliance upon this statutory exemption is based in part upon the representations made by the Holder in the Securities Purchase Agreement. As such, the Company shall not be required to give any effect to any sale, assignment, hypothecation, transfer or other disposition of this Note, unless (i) the sale, assignment, hypothecation, transfer or other disposition of the Note is registered under the Securities Act, provided, that the Company has no obligation or intention to so register the Note in connection herewith, or (ii) the Note is sold, assigned, hypothecated, transferred or otherwise disposed of in accordance with all the requirements and limitations of Rule 144 under the Securities Act, or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

3. Covenants of Company. The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

a. Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, except where the failure to so pay would not have a material effect on the Company; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

b. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all material laws applicable to the Company as its counsel may advise; and

c. At all times keep true and correct books, records and accounts.

4. Usury. In no event shall the amount of paid or agreed to be paid hereunder be deemed to exceed the highest lawful rate of interest permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Company’s obligation to repay the Principal Amount of the Note.

5. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company for exchange. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (a) evidence to the Company’s satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless with respect to the replacement of such Note.

6. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

7. Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Holder, at the principal office of the Holder or such other place or places or designated accounts as may be reasonably specified by the Holder in a written notice to the Company at least one (1) business day prior to payment. Payment shall be credited to the Principal Amount.

8. Assignment. The rights and obligations of the Company shall be binding upon, and inure to the benefit of, its permitted successors, assigns, heirs, administrators and transferees of the parties hereto. This Note is not assignable by the Holder without the written consent of the Company.

9. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of greater than 50% of the face amount of all then outstanding Notes.

10. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Company at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Note shall be enforced, governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE.

12. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

13. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

*            *            *

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by an appropriate officer of the Company.

ADITX THERAPEUTICS, INC.

By
Name:	Amro Albanna
Title:	Chief Executive Officer

5